Exhibit 10.18
INCENTIVE STOCK OPTION AWARD AGREEMENT
NORTHFIELD BANCORP, INC. 2008 EQUITY INCENTIVE PLAN
          This Agreement is provided to                                          (“Participant” or “You”) by Northfield Bancorp, Inc. (the “Company”) as of January 30, 2009 (the “Grant Date”), the date the Committee appointed by the Board of Directors of the Company awarded the Participant Incentive Stock Options (“Option”) pursuant to the Northfield Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), subject to the terms and conditions of the 2008 Plan. Capitalized terms used in this Agreement and not otherwise defined, have the meanings assigned to such terms in the 2008 Plan. The holder of this Option hereby accepts such award subject to all the terms and provisions of the 2008 Plan, and should refer to the 2008 Plan for all terms and provisions of this Option.
1.	Grant Date. January 30, 2009.

2.	Number of Shares of Stock Subject to Option. ### ### shares of Stock (“Shares”), subject to adjustment as may be necessary pursuant to Article 3 of the 2008 Plan.

3.	Exercise Price per Share: $9.94

4	Expiration Date: January 30, 2019

5	Stock Appreciation Rights (“SARs”). Unless otherwise indicated below by the Company, SARs are hereby granted with respect to all Options granted pursuant to Section 2 above. If granted, SARs will operate in tandem with the Options such that the exercise of one will cause the cancellation of the other. If the Participant exercises SARs, the Participant will not be required to pay an exercise price and will be entitled to receive Shares of the Company equal in value to the difference between the Fair Market Value (“FMV”) of the Shares on the date of exercise and the exercise price of the related Options (which will be canceled).
Example:	Participant receives 1,000 Options and related SARs. The Options have an exercise price of $12. When the Company stock is trading at $18 per share, the Participant exercises 300 SARs. Because the Participant has exercised SARs, the Participant does not have to pay the exercise price. The Participant receives 100 shares of the Company stock as follows:

$18	Shares
- $12	Exercise Price

$6	SAR Value
x 300	SARs Exercised

$1,800 / $18	Total Value ÷ FMV of Shares = 100 shares
NOTE: By marking the box below with an “X” where indicated and crossing out item 5 above, the Company hereby indicates that, notwithstanding the foregoing, SARs have not been granted in conjunction with grants of Options under this Agreement.
☐	No SARs have been awarded to the Participant under this Agreement.

6.	Vesting Schedule. Unless sooner vested in accordance with the terms of the Plan, the Option, and if applicable, SARs, shall vest (become exercisable) in accordance with the following schedule:

Number of Shares/SARs
Percentage Vested	Available for Exercise	Vesting Date
20%	###___###	January 30, 2010
20%	###___###	January 30, 2011
20%	###___###	January 30, 2012
20%	###___###	January 30, 2013
20%	###___###	January 30, 2014
7.	Effect of Termination of Service on Option. If your employment with the Company or any Subsidiary terminates for any reason other than as set forth in the 2008 Plan, your Option will be exercisable only as to those shares that were immediately exercisable at the date of termination and may be exercised only for a period of three months following termination.

8.	Exercise of Option. You may exercise your Option by providing:
(a)	a written Notice of Exercise of Incentive Stock Option (see Exhibit A to this Agreement) delivered to the Company; and

(b)	payment to the Company in full for the Shares subject to the exercise in accordance with the terms of the 2008 Plan.
9.	Exercise of SAR. If applicable, You may exercise your SAR by providing a written Notice of Exercise of Stock Appreciation Right (see Exhibit B to this Agreement) delivered to the Company.

10.	Payment of Taxes. There are no regular federal or state income or employment tax liabilities upon the exercise of an Incentive Stock Option, provided the holding periods set forth in the 2008 Plan are satisfied, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for alternative minimum tax (“AMT”) purposes and may subject You to AMT in the year of exercise. If You dispose of the Shares received upon exercise before satisfying the required holding period (e.g., in a “disqualifying disposition”), You will be subject to income taxes, and possibly, capital gains on the sale. You should check with your tax advisor regarding the applicable tax treatment.

11.	Plan Controls. This Agreement shall be governed by and construed in accordance with the 2008 Plan. In the event of any actual or alleged conflict between the provisions of the 2008 Plan and the provisions of this Agreement, the provisions of the 2008 Plan will control.

12.	Notice. Notices and communications under this Agreement must be in writing and delivered in the manner set forth in Section 7.16 of the Plan. Notices to the Company must be addressed to:
Northfield Bancorp, Inc.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
Attn: Director of Human Resources

With a copy to:	Northfield Bank 581 Main Street, Suite 810 Woodbridge, New Jersey 07095 Attn: Director of Human Resources
or any other address designated by the Company in a written notice to you. Notices to You will be directed to your address as then currently on file with the Company, or at any other address that You provide in a written notice to the Company.

          IN WITNESS WHEREOF, Northfield Bancorp, Inc., acting by and through the Board of Directors, has caused this Agreement to be executed as of the Grant Date set forth above.

NORTHFIELD BANCORP, INC.
By:
On behalf of the Board of Directors

Accepted by Participant:

Date:
Schedule
The above form of Incentive Stock Option Award Agreement was signed by designated employees including the Named Executive Officers of Northfield Bancorp, Inc., as follows:

	Number of
	Shares of
	Stock
	Subject to	Number of Shares/SARS Available for Exercise on January 30,
Participant	Option	2010	2011	2012	2013	2014
John W. Alexander	50,300	10,060	10,060	10,060	10,060	10,060
Steven M. Klein	50,300	10,060	10,060	10,060	10,060	10,060
Kenneth J. Doherty	50,300	10,060	10,060	10,060	10,060	10,060
Michael J. Widmer	50,300	10,060	10,060	10,060	10,060	10,060
Madeline G. Frank	26,500	5,300	5,300	5,300	5,300	5,300

EXHIBIT A
NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION
          I,                                                               (print name), hereby exercise the stock option (the “Option”) granted to me by Northfield Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Incentive Stock Option Award Agreement (the “Agreement”) and the Northfield Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”) referred to therein, and notify the Company of my desire to purchase                                          shares of common stock of the Company (“Shares”) for a purchase price of $                     per share.
          Enclosed please find (check one or more, as applicable):
Cash, personal, certified or cashier’s check in the sum of $ , in full/partial payment of the purchase price.

Stock of the Company with a fair market value of $ in full/partial payment of the purchase price.*

My check in the sum of $ and stock of the Company with a fair market value of $ , in full/partial payment of the purchase price.*

Please sell shares from my Option shares through a broker in full/partial payment of the purchase price.
          I hereby represent that it is my intention to acquire these shares for the following purpose:
investment

resale or distribution
          Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: , .

Participant’s signature

*   If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

EXHIBIT B
NOTICE OF EXERCISE OF STOCK APPRECIATION RIGHT
          I,                                                               (print name), hereby exercise                                          stock appreciation rights (“SARs”) with respect to Options granted to me by Northfield Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the related Incentive Stock Option Award Agreement (the “Agreement”) and the Northfield Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”).
          I understand that the exercise of the above number of SARs will cause the cancellation of the same number of Options granted under the Agreement. I also understand that by exercising the above SARs, I will not be required to pay the exercise price of the related Options and will be entitled to receive Shares of the Company equal in value to the positive difference between the Fair Market Value of the Shares on the date of exercise and the exercise price of the related Options, provided however, that no fractional Shares will be issued to me.
          I hereby represent that it is my intention to acquire these shares for the following purpose:
investment

resale or distribution
          I understand that I am subject to income tax on my SAR exercise and that the Company is required to withhold applicable income taxes. I understand that unless I write a check to the Company to cover the applicable withholding taxes, the Company may retain a number of shares from those to be distributed to me to cover the minimum taxes that the Company is required to withhold.
          Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this SAR exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such SAR.

Date:

Participant’s signature

EXHIBIT C
ACKNOWLEDGMENT OF RECEIPT OF SHARES
          I hereby acknowledge the delivery to me by Northfield Bancorp, Inc. (the “Company”) or its affiliate on                                               , of stock certificates for                                          shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Incentive Stock Option Award Agreement and the Northfield Bancorp, Inc. 2008 Equity Incentive Plan, as applicable, which shares were transferred to me on the Company’s stock record books on                                         .

Date:

Participant’s signature